                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                 ------------

                                  FORM 8-K/A

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


      Date of report (date of earliest event reported) September 13, 1997



                               ARIS CORPORATION
--------------------------------------------------------------------------------
              (Exact Name of Registrant as Specified in Charter)

        Washington                    0-22649                     91-1497147
------------------------         -----------------           -------------------
(State or Other Jurisdiction  (Commission File Number)          (IRS Employer
    of  Incorporation)                                       Identification No.)

         6720 Fort Dent Way, Suite 250, Seattle, Washington 98188-2555
--------------------------------------------------------------------------------
               (Address of Principal Executive Offices)  (Zip Code)

                                (206) 433-2081
--------------------------------------------------------------------------------
              Registrant's telephone number, including area code

                                NOT APPLICABLE
--------------------------------------------------------------------------------
         (Former Name or Former Address, if Changed Since Last Report)

     The current report on Form 8-K of the Registrant previously filed on September 26, 1997, is hereby amended to add thereto the following financial statements and exhibits.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     The following financial statements relate to the transaction contemplated by the Agreement and Plan of Merger by and among the Registrant, Enterprise Computing Inc. dba Buller Owens & Associates and the stockholders of Enterprise Computing Inc. dated September 13, 1997, pursuant to which the Registrant acquired all of the issued and outstanding stock of Enterprise Computing Inc.

     (a)  Financial Statements of Business Acquired

                         INDEPENDENT AUDITORS' REPORT


The Board of Directors and Shareholders of
Enterprise Computing Inc. dba
Buller, Owens & Associates
New York

     We have audited the accompanying balance sheet of Enterprise Computing Inc., dba Buller, Owens & Associates as of December 31, 1996 and the related statement of operations, changes in stockholders' equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Enterprise Computing Inc., dba Buller, Owens & Associates as of December 31, 1996 and the results of its operations, its changes in stockholders' equity, and its cash flows for the year then ended in conformity with generally accepted accounting principles.

 /s/ Dodd Wing & Co.

Kirkland, Washington
October 10,1997

ENTERPRISE COMPUTING INC.
DBA BULLER, OWENS & ASSOCIATES

BALANCE SHEETS
--------------------------------------------------------------------------------


                                                     June 30,  December 31,
                                                       1997        1996
                                                     --------  ------------
                                                    (unaudited)
ASSETS

 CURRENT ASSETS
   Cash and cash equivalents                         $ 98,846      $ 88,586
   Accounts receivable                                481,203       204,609
   Inventory  courseware                               19,847        15,635
   Loans receivable  shareholder                       35,790        35,790
   Income tax receivable                                    -             -
   Prepaid expenses                                     2,439         2,439
                                                     --------      --------
     Total current assets                             638,125       347,059
 PROPERTY AND EQUIPMENT, NET                          162,672       135,944
                                                     --------      --------
     Total assets                                    $800,797      $483,003
                                                     ========      ========
 LIABILITIES AND STOCKHOLDERS' EQUITY

 CURRENT LIABILITIES
   Note payable  line of credit                      $ 56,449      $ 75,000
   Accounts payable                                   141,662        91,090
   Pension payable                                     22,904        22,904
   Income tax payable                                  69,039        13,261
   Current maturities of capital leases                25,552        14,709
   Current maturities of loan payable                  46,667        33,333
                                                     --------      --------
    Total current liabilities                         362,273       250,297
                                                     --------      --------

 LONG-TERM LIABILITIES
   Loan payable                                        93,332        41,667
   Capital leases                                      40,714        26,790
                                                     --------      --------
                                                      134,046        68,457
                                                     --------      --------
      Total liabilities                               496,319       318,754
                                                     --------      --------
 COMMITMENTS (NOTE 7)
 STOCKHOLDERS' EQUITY
 Common stock, 200 shares (no par value)
 authorized; 20 shares issued and outstanding
 at December 31, 1996                                     390           390
  Retained earnings                                   304,088       163,859
                                                     --------      --------
      Total shareholders' equity                      304,478       164,249
                                                     --------      --------
       Total liabilities and stockholders' equity    $800,797      $483,003
                                                     ========      ========

  The accompanying notes are an integral part of these financial statements.

ENTERPRISE COMPUTING INC.
dba BULLER, OWENS & ASSOCIATES




STATEMENTS OF OPERATIONS
--------------------------------------

                                         Six Months                  Six Months
                                           Ended       Year Ended      Ended
                                          June 30,     December 31,   June 30,
                                            1997          1996          1996
                                        ------------   ------------  -----------
                                         (unaudited)                 (unaudited)
REVENUE
 Training and consulting                  $1,431,174   $1,910,716   $ 670,204
                                          ----------   ----------   ---------

COST OF SALES
  Training and consulting                    492,451      757,086     343,602
  Software                                   152,991      193,531      81,128
                                          ----------   ----------   ---------
  Total cost of sales                        645,442      950,617     424,730
                                          ----------   ----------   ---------
Gross profit                                 785,732      960,099     245,474
OPERATING EXPENSES
 Selling, general and administration         545,183      894,820     370,521
                                          ----------   ----------   ---------
Income (loss) from operations                240,549       65,279    (125,047)
                                          ----------   ----------   ---------
OTHER INCOME (EXPENSE)
 Interest                                    (10,595)     (23,162)     (7,656)
 Other                                           608          984         349
                                          ----------   ----------   ---------
 Total other income (expense)                 (9,987)     (22,178)     (7,307)
                                          ----------   ----------   ---------
Income before income tax                     230,562       43,101    (132,354)
INCOME TAX (EXPENSE) BENEFIT                 (90,333)     (16,461)     51,500
                                          ----------   ----------   ---------
 Net income (loss)                        $  140,229   $   26,640   $ (80,854)
                                          ==========   ==========   =========


   The accompanying notes are an integral part of these financial statements.

ENTERPRISE COMPUTING INC.
dba BULLER, OWENS & ASSOCIATES


STATEMENTS OF CASH FLOWS
-------------------------------------------------------------------------------------------------

                                                          Six Months                   Six Months
                                                            Ended       Year Ended       Ended
                                                           June 30,     December 31,    June 30,
                                                             1997          1996           1996
                                                         -----------   -----------    -----------
                                                         (unaudited)                  (unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net income (loss)                                         $ 140,229     $ 26,640       $(80,854)
 Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities
 Depreciation                                                 23,071       38,601         17,879
 Changes in operating assets and liabilities:
 Decrease (increase) in accounts receivable                 (276,594)      (4,184)        81,821
 Decrease (increase) in inventory                             (4,212)     (15,635)             -
 Decrease in prepaid expenses
 and other assets                                                  -        4,000          4,000
 Increase in income tax receivable                                 -            -        (51,364)
 Increase (decrease) in accounts payable                      50,570       (4,172)         7,869
 Increase in pension payable                                       -       22,904              -
 Increase (decrease) in income tax payable                    55,778       13,126           (135)
                                                           ---------     --------       --------
 Net cash provided by (used in) operating activities         (11,158)      81,280        (20,784)
                                                           ---------     --------       --------

CASH FLOWS FROM INVESTING ACTIVITIES
 Advances to shareholders                                          -      (14,972)             -
 Purchase of property and equipment                          (49,798)     (53,299)       (35,205)
                                                           ---------     --------       --------
 Net cash used in investing activities                       (49,798)     (68,271)       (35,205)
                                                           ---------     --------       --------

CASH FLOWS FROM FINANCING ACTIVITIES
 Proceeds from notes payable, net                             46,449       47,600         60,972
 Proceeds from capital leases                                 33,406       26,750         31,892
 Payments on capital leases                                   (8,639)      (6,101)        (1,014)
                                                           ---------     --------       --------
 Net cash provided by financing activities                    71,216       68,249         91,850
                                                           ---------     --------       --------

NET INCREASE IN CASH AND CASH EQUIVALENTS                     10,260       81,258         35,861

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD              88,586        7,328          7,328
                                                           ---------     --------       --------

Cash and cash equivalents at end of period                 $  98,846     $ 88,586       $ 43,189
                                                           =========     ========       ========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
 Cash paid for:
 Interest                                                  $  10,595     $ 23,162       $  7,656
                                                           =========     ========       ========
 Income taxes                                              $  26,408     $      -       $      -
                                                           =========     =========      ========

   The accompanying notes are an integral part of these financial statements.

ENTERPRISE COMPUTING INC.
DBA BULLER, OWENS & ASSOCIATES


STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
-------------------------------------------------------------------------------------------
                                         Common Stock
                                  --------------------------                     Total
                                   Shares                         Retained    Stockholders'
                                   Issued           Amount        Earnings       Equity
                                  ----------      ----------      ---------   -------------

BALANCE AT DECEMBER 31, 1995            20         $   390         $137,219      $137,609

Net income                                                           26,640        26,640
                                   -------         -------         --------      --------

BALANCE AT DECEMBER 31, 1996            20         $   390         $163,859      $164,249
                                   =======         =======         ========      ========


     The accompanying notes are an integral part of these financial statements.

ENTERPRISE COMPUTING INC.
dba BULLER, OWENS & ASSOCIATES

NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1. ORGANIZATION, OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

   Organization and operations
   ---------------------------
   Enterprise Computing Inc., dba Buller, Owens & Associates (the Company) provides information technology training and consulting services for the global financial community. The Company is incorporated, validly existing, and in good standing under the laws of the state of New York. Corporate offices are in Mid-town Manhattan, New York City.

   The Company utilizes the significant accounting policies summarized below in preparing its financial statements.

   Estimates
   ---------
   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

   Cash and cash equivalents
   -------------------------
   The Company considers all liquid investments with original maturities of three months or less to be cash equivalents.

   Inventory
   ---------
   Inventories of courseware software products are stated at the lower of cost or market determined on the first in first out method.

   Property and equipment
   ----------------------
   Property and equipment are stated at cost and are depreciated using accelerated methods over the estimated useful lives of property and equipment ranging from five to ten years.

   Revenue recognition
   -------------------
   Revenue is recognized for education, training and consulting as services are rendered. Tuition is recognized upon completion of classes. Tuition received prior to the classes being held is deferred and would be presented as deferred revenue. The Company has no deferred revenue at December 31, 1996.

   Income taxes
   ------------
   Provision for income taxes has been recorded in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (SFAS
   109). Under the liability method of SFAS 109, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities and are measured using enacted tax rates and laws that will be in effect when differences are expected to be recovered or settled.

   Fair value of financial instruments
   -----------------------------------
   The carrying amount of cash and cash equivalents and other assets and liabilities such as accounts receivable, accounts payable and accrued liabilities as presented in the consolidated financial statements approximates fair value based on the short-term nature of these instruments. The recorded amount of long-term capital leases approximates fair value as the actual interest rates approximate current competitive rates.

   Quarterly unaudited financial statements
   ----------------------------------------
   The accompanying unaudited financial statements have been prepared in accordance with the rules and regulations of the Securities and Exchange Commission but do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements and should, therefore, be read in conjunction with the Company's audited financial statements and notes thereto for the fiscal year ended December 31, 1996. The accompanying statements include all normal recurring adjustments which the Company believes necessary for a fair presentation of the statements. The interim operating results are not necessarily indicative of the results for the full year.

2. PROPERTY AND EQUIPMENT

   Property and equipment consists of the following:

                                        December 31,
                                            1996
                                        ------------
     Furniture and equipment               $297,455
     Leasehold improvements                  59,521
                                           --------
                                            356,976
     Less:  accumulated depreciation       (221,032)
                                           --------
                                           $135,944
                                           ========

3. INCOME TAXES

Income tax expense consists of the following:

                                       December 31,
                                           1996
                                       ------------
     Current                              $16,461
     Deferred                                   -
                                          -------
     Total tax expense                    $16,461
                                          =======

The Company had no significant temporary differences that would give rise to deferred tax assets and liabilities at December 31, 1996.

4. NOTES PAYABLE AND LONG-TERM DEBT

   At December 31, 1996, the Company had a $75,000 line of credit, with interest at the prime rate plus 2% (10.25% at December 31, 1996). This loan was replaced on June 11, 1997 with a $100,000 line of credit which is collateralized by company assets and personally guaranteed by the shareholders.

   At December 31, 1996 the Company had borrowings of $75,000 outstanding on a $100,000 term note payable. The loan calls for monthly payments of $2,778, plus interest at the prime rate plus 2% (10.25% at December 31, 1996). The note matures February, 1999. This bank note was replaced on June 11, 1997 with a $140,000 installment note with monthly payments of $3,889. The note is collateralized by company assets and is personally guaranteed by the shareholders.

   Future principal payments on the long-term debt are as follows:

     Years Ended
     December 31,
     ------------
     1997                          $33,333
     1998                           33,335
     1999                            8,332
                                   -------
                                   $75,000
                                   =======

5. CAPITAL LEASES

   The Company acquired computer equipment under long-term leases which expire in 1999. Minimum lease payments relating to the computer equipment have been capitalized. The leased property as of December 31, 1996 has a cost of $47,600 and accumulated depreciation of $4,319.

   Future minimum lease payments under the capital leases are:


      Year Ending
      December 31,
      ------------
     1997                                            $ 19,992
     1998                                              19,992
     1999                                              10,276
                                                     --------
                                                       50,260
     Less:  Amount representing interest               (8,761)
                                                     --------
     Present value of net minimum lease payments       41,499
     Current maturities of capital leases             (14,709)
                                                     --------
     Long-term capital leases less current maturity  $ 26,790
                                                     ========

6. RELATED PARTY LOANS

   The Company had non-interest bearing, uncollateralized loans outstanding to shareholders totaling $35,790 at December 31, 1996.

7. COMMITMENTS

   The Company leases its office and training facilities at 45 West 45th Street, New York, NY. The lease was entered into December 16, 1991 with an original lease term of 10 years. The lease was amended at June 1, 1995 and extended through September 1, 2005. The lease calls for monthly payments of rent plus common area costs and real estate taxes.

   Future minimum rental commitments under operating leases for the years ending December 31 are as follows:

     1997                         $  127,335
     1998                            132,233
     1999                            139,089
     2000                            142,028
     2001                            144,966
     Thereafter                      573,988
                                  ----------
                                  $1,259,639
                                  ==========

8.  RETIREMENT PLANS

    The Company has a defined benefit pension plan that covers substantially all employees.

9.  SUBSEQUENT EVENT
    On September 12, 1997 the Company issued 2.22 shares of common stock to an employee for services.

10. AGREEMENT AND PLAN OF MERGER

    On September 13, 1997, ARIS Corporation executed an Agreement and Plan of Merger with Enterprise Computing Inc., a New York corporation doing business as Buller, Owens & Associates, and all of the stockholders of Buller Owens. The Agreement contemplates a state law merger under Section 368 (a) (1) (A) of the Internal Revenue Code of 1986, as amended, pursuant to which Buller Owens will merge with and into ARIS, with ARIS as the surviving corporation. The Agreement contemplates closing all of the transactions contemplated by the Merger on October 1, 1997. The Merger contemplates the exchange of all of the issued and outstanding shares of Buller Owens in exchange for 62,531 shares of restricted ARIS common stock, no par value per share, $1,500,000 cash and warrants to purchase 20,844 shares of Restricted ARIS Stock. The warrants are exercisable at $23.988 per share until October 1, 2004. The selling stockholders of Buller Owens may receive up to $500,000 of additional consideration in the Merger in the event they are able to achieve specified performance objectives agreed to in the Agreement. Although the Warrants and Restricted ARIS Stock issued in connection with the

    Merger will not be registered, the selling stockholders of Buller Owens have been granted piggyback registration rights under the terms of a registration rights agreement. The terms of the Agreement and registration rights agreement were determined on the basis of arm's-length negotiations. Prior to the execution the Agreement, neither ARIS nor any of its affiliates nor any director or officer of ARIS or any associate of any such director or officer, had any material relationship with Buller Owens.


     (b)  Pro Forma Financial Information

     ARIS CORPORATION

     Unaudited Pro Forma Combined Balance Sheet

     June 30, 1997

     (In thousands, except for share data)
---------------------------------------------------------------------------------------------------------------------

                                                                                                        Pro forma
                                                   ARIS       Buller Owens         Adjustments           combined
                                                ----------   ---------------     ---------------      --------------
 Cash and cash equivalents                         $28,276        $ 99             $(1,500)   [a]         $26,875
 Accounts receivable                                 9,298         481                                      9,779
 Other current assets                                1,657          58                                      1,715
 Property and equipment                              4,327         163                                      4,490
 Intangible and other assets                         3,527                           2,507    [a]           6,034
 Total assets                                      $47,085        $801             $ 1,007                $48,893
                                                   =======        ====             =======                =======

 Current liabilities                               $ 7,362        $362                                    $ 7,724
 Long-term debt and other                              611         134                                        745
 Common stock                                       34,626           -             $ 1,312    [a]          35,938
 Retained earnings                                   4,483         305                (305)   [b]           4,483
 Currency translation adjustment                         3           -                                          3
 Total liabilities and equity                      $47,085        $801             $ 1,007                $48,893
                                                   =======        ====             =======                =======

  See notes to unaudited pro forma combined balance sheet and statements of income.

     ARIS CORPORATION

     Unaudited Pro Forma Combined Statement of Income

     Six Months Ended June 30, 1997


     (In thousands, except for share data)
-------------------------------------------------------------------------------------------------------------

                                                                                             Pro forma
                                             ARIS         Buller Owens     Adjustments       combined
                                           --------       ------------    ------------      ---------
Revenue, net:
  Consulting                                $13,990          $  144                          $14,134
  Training                                    8,615           1,287                            9,902
  Software                                    1,311                                            1,311
                                            -------          ------            ----          -------
       Total revenue                         23,916           1,431                           25,347
     Cost of sales                           11,209             645                           11,854
                                            -------          ------            ----          -------
     Gross profit                            12,707             786                           13,493
     Selling, general & administrative        9,104             546            $ 84   [c]      9,734
                                            -------          ------            ----          -------
       Income from operations                 3,603             240             (84)           3,759
       Other income (expense), net              184             (10)                             174
                                            -------          ------            ----          -------
     Income before income tax                 3,787             230             (84)           3,933
     Income tax expense                       1,440              90              (4)  [d]      1,526
                                            -------          ------            ----          -------
     Net income                             $ 2,347          $  140            $(80)         $ 2,407
                                            =======          ======            ====          =======
     Net income per share                   $  0.28                                            $0.28
                                            =======                                          =======

     Weighted average number of
       common and common equivalent
       shares outstanding                8,457,346                                         8,540,721
                                         =========                                         =========

   See notes to unaudited pro forma combined balance sheet and statements of income.

     ARIS CORPORATION

     Unaudited Pro Forma Combined Statement of Income

     Year Ended December 31, 1996

     (In thousands, except for share data)
---------------------------------------------------------------------------------------------------------------------
                                                                                                       Pro forma
                                                                                                        ---------
                                                     ARIS      Buller Owens     Adjustments              combined
                                                    -------    -------------    ------------            ---------
Revenue, net:
     Consulting                                     $16,312         $   192                               $16,504
     Training                                         9,385           1,719                                11,104
     Software                                         1,201                                                 1,201
                                                    -------         -------                               -------
         Total revenue                               26,898           1,911                                28,809
                                                    -------         -------                               -------
     Cost of sales                                   13,446             951                                14,397

         Gross profit                                13,452             960                                14,212
     Selling, general & administrative               10,206             895           $ 167   [c]          11,268
                                                    -------         -------           -----               -------
            Income from operations                    3,246              65            (167)                3,144
     Other income (expense), net                        115             (22)                                   93
                                                    -------         -------           -----               -------
     Income before income tax                         3,361              43            (167)                3,237
     Income tax expense (benefit)                     1,347              16              (1)  [d]           1,362
                                                    -------         -------           -----               -------
     Net income                                     $ 2,014         $    27           $(166)              $ 1,875
                                                    =======         =======           =====               =======
     Net income per share                             $0.23                                                 $0.22
                                                      =====                                                 =====
     Weighted average number of common
       and common equivalent shares
       outstanding                                8,581,572                                             8,664,947
                                                  =========                                             =========

   See notes to unaudited pro forma combined balance sheet and statements of income.

                               ARIS CORPORATION

 Notes to Unaudited Pro Forma Combined Balance Sheet and Statements of Income
                                (in thousands)

1.  BASIS OF PRESENTATION  The pro forma combined balance sheet gives effect to
    ---------------------
    the acquisition of Buller Owens & Associates as if it was consummated on June 30, 1997. The pro forma adjustments are based on consideration exchanged, including the estimated fair value of assets acquired, liabilities assumed and common stock issued. The actual adjustments, which will be based on valuation of fair value as of the date of acquisition, may differ from that made herein. The pro forma combined statements of income for the six months ended June 30, 1997 and the year ended December 31, 1996 give effect to the acquisition of Buller Owens & Associates as if it was consumated on January 1, 1996.


    The pro forma combined financial statements are presented for illustrative purposes only and should not be construed to be indicative of the actual combined results of operations as may exist in the future. The pro forma adjustments are based on the cash and common stock consideration exchanged by the Company for the fair value of the assets acquired and liabilities assumed.

2.  PRO FORMA ADJUSTMENTS
    -----------------------
        (a) To record the acquisition of Buller Owens as if it was consummated on June 30, 1997 as follows:

          Purchase price                                        $  2,812
          Net assets acquired (as of June 30, 1997)                 (305)
                                                                --------
           Purchase price allocated to goodwill                 $  2,507
                                                                ========

        (b)  To eliminate the equity of the acquired business.

        (c) To record amortization of goodwill over fifteen years using the straight-line method.

        (d) To record income tax expense on combined pro forma income before income tax adjusted for nondeductible goodwill amortization of $84 and $167 based on the effective tax rate of ARIS Corporation for the six months ended June 30, 1997 and the year ended December 31, 1996 of 38% and 40% respectively.


     (c)  Exhibits.
          2.1*    Agreement and Plan of Merger dated September 13, 1997, among
                  ARIS Corporation, Enterprise Computing Inc., d/b/a Buller
                  Owens & Associates and each of the Stockholders of Enterprise
                  Computing Inc.
          23.1    Consent of Dodd Wing & Co.
          27.1    Financial Data Schedule.
          99.1*   Press release issued by ARIS Corporation on September 16, 1997

  * Previously filed with the Registrant's Current Report on Form 8-K dated September 13, 1997.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              ARIS CORPORATION


                              By:   /s/ Thomas W. Averill
                                  -----------------------------------
                                  Thomas W. Averill
                                  Vice President of Finance and Chief
                                  Financial Officer

Dated:  November 24, 1997


                                 EXHIBIT INDEX


Exhibit Number         Description
--------------         -----------
     2.1*              Agreement and Plan of Merger dated September 13, 1997,
                       among ARIS Corporation, Enterprise Computing Inc., d/b/a
                       Buller Owens & Associates and each of the Stockholders of
                       Enterprise Computing Inc.

    23.1               Consent of Dodd Wing & Co.

    27.1               Financial Data Schedule

    99.1*              Press release issued by ARIS Corporation on September 16, 1997

  * Previously filed with the Registrant's Current Report on Form 8-K dated September 13, 1997.